Exhibit 10.67
SUPPLEMENTAL CONFIRMATION

To:	Aspen Insurance Holdings Limited Maxwell Roberts Building 1 Church Street Hamilton, HM 11 Bermuda

From:	Goldman, Sachs & Co.

Subject:	Collared Accelerated Stock Buyback

Ref. No:	Sdb 1631357398

Date:	January 5, 2010
     The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Aspen Insurance Holdings Limited (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of September 28, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Master Confirmation.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	January 5, 2010

Forward Price Adjustment Amount:	USD [***]

Calculation Period:	The period from and including February 19, 2010 to and including the Date (as adjusted in accordance with the provisions of the Master Confirmation).

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than [***]

Scheduled Termination Date:	[***] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day), subject to GS&Co.’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	[***] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Prepayment Amount:	USD 200,000,000

***	indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Prepayment Date:	Five (5) Exchange Business Days following the Trade Date.

Counterparty Additional Payment Amount:	USD 0

Initial Share Delivery:	GS&Co. shall deliver a number of Shares equal to the Initial Shares to Counterparty on the Initial Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Initial Shares:	4,875,195 Shares; provided that if, in connection with the Transaction, GS&Co. is unable, after using reasonable good faith efforts, to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that GS&Co. is able to so borrow or otherwise acquire, and GS&Co. shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Minimum Share Delivery.”

Initial Share Delivery Date:	The Prepayment Date

Minimum Share Delivery:	GS&Co. shall deliver a number of Shares equal to the excess, if any, of the number of Minimum Shares over the number of Initial Shares on the Minimum Share Delivery Date in accordance with Section 9.4 of the Equity Definitions, with the Minimum Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Minimum Share Delivery Date:	The later of (i) three (3) Exchange Business Days following the Hedge Completion Date and (ii) two (2) Exchange Business Days following the first record date for a regular quarterly dividend on the Shares occurring after the Trade Date.

Minimum Shares:	As set forth in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [***]% of the Hedge Period Reference Price.

Maximum Shares:	As set for in the Trade Notification, to be a number of Shares equal to (a) the Prepayment Amount divided by (b) [***]% of the Hedge Period Reference Price.

Ordinary Dividend Amount:	For any calendar quarter, USD 0.15

Early Ordinary Dividend Payment:	If a record date for any Dividend that is not an Extraordinary Dividend occurs during any calendar quarter occurring (in whole or in part) during the Relevant Period and is prior to the Scheduled Record Date for such calendar quarter, the Calculation Agent shall make such adjustment to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such event.

Scheduled Record Date:	February 8, 2010, May 3, 2010 and August 3, 2010

Reserved Shares:	[***]

***	indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

3. GS&Co.’s Contact Details for Purpose of Giving Notice:

Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
Attention: Serge Marquie, Equity Capital Markets
Telephone: 212-902-9779
Facsimile: 917-977-4253
Email: serge.marquie@gs.com

With a copy to:

Attention: Jared Kramer, Equity Capital Markets
Telephone: +1-212-902-3002
Facsimile: +1-212-256-5847
Email: jared.kramer@gs.com

And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com
4. The Office of GS&Co. for the Transaction is: 200 West Street, New York, NY 10282-2198.
5. For purposes of the Transaction (i) the words “purchasing Shares” in each of the fourth, eight and tenth lines of Section 5(b) of the Master Confirmation shall be replaced with “or limit any market activity”, (ii) the words “or extend” shall be added immediately following the word “suspend” in the sixth line of Section 5(b) of the Master Confirmation, (iii) the words “or extended, as applicable,” shall be added immediately following the word “suspend” in the second line of Section 5(c) of the Master Confirmation and (iv) the words “or extension, as applicable,” shall be added immediately following the word “suspension” in the second line of Section 5(c) of the Master Confirmation.
6. For the avoidance of doubt any adjustment under Section 9(d) of the Master Confirmation shall be made in a commercially reasonable manner.
7. For purposes of the Transaction (i) “(A)” shall be added immediately following “(ii)” in the fourth line of Section 10(b) of the Master Confirmation and (ii) the words “or (B) consummation prior to the date three months following the Scheduled Termination Date of an Acquisition Transaction that is the subject of an Acquisition Transaction Announcement occurring prior to the Actual Termination Date” shall be added immediately following the words “of Counterparty” in the eight line of Section 10(b) of the Master Confirmation.
8. For the avoidance of doubt, the amendment to the Equity Definitions set forth in clause (i) of “Settlement Method Election” in Annex A to the Master Confirmation specifies that Counterparty may give irrevocable notice to GS&Co. of its election to have Cash Settlement or Net Share Settlement be applicable to the Transaction to which this Supplemental Confirmation relates under the terms of such Annex A on or prior to the Settlement Method Election Date in a writing containing the representation and warranty mentioned in clause (ii) of such “Settlement Method Election” provision, which representation and warranty is within Counterparty’s power to give at any time.
9. Counterparty represents and warrants to GS&Co. that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.
10. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.
[Remainder of the Page Intentionally Left Blank]

     Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN, SACHS & CO.
By:	s/ Daniel W. Kopper
	Name:	Daniel W. Kopper
	Title:	Vice President

Agreed and accepted by: ASPEN INSURANCE HOLDINGS LIMITED
By:	s/ Richard Houghton
	Name:	Richard Houghton
	Title:	Chief Financial Officer